UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2012

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendments to 2007 Stock Incentive Plan. On July 27, 2012, American Superconductor Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the following amendments to the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”):

• increase in the total number of shares of common stock authorized for issuance under the 2007 Plan from 6,000,000 shares to 13,500,000; and

• decrease in the fungible share reserve ratio so that, for awards granted from and after July 27, 2012, the number of shares of stock available for issuance under the 2007 Plan will be reduced (i) by one and three tenths (1.3) shares for each share granted pursuant to awards that are restricted stock, restricted stock units and other stock-based awards with a per share price or per unit purchase price lower than 100% of fair market value (“Full-Value Awards”) granted under the 2007 Plan, and (ii) by one (1) share for each share granted pursuant to awards that are not Full-Value Awards (such as stock options or stock appreciation rights) granted under the 2007 Plan.

The foregoing amendments to the 2007 Plan had been approved by the Board of Directors of the Company on May 9, 2012, subject to stockholder approval.

The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the 2007 Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Fiscal 2012 Executive Incentive Plan. On July 26, 2012, the Compensation Committee of the Board of Directors of the Company (the “Committee”) and the Board of Directors of the Company approved an executive incentive plan for the Company’s fiscal year ending March 31, 2013 (“fiscal 2012”). Participants in the plan include the Company’s chief executive officer and all other executive officers. Pursuant to the plan, the Committee designated for each executive officer a target cash incentive amount, expressed as a percentage of the officer’s base salary. The Committee is responsible for determining the payout under the plan to each executive officer except the chief executive officer. The Board of Directors of the Company determines the payout under the plan for the chief executive officer, taking into account the recommendation of the Committee.

The amount of the incentive award actually paid to each executive officer may be less than or greater than the executive’s target cash incentive, with the amount capped at 156% of the target incentive. For each executive officer, individual incentive awards will be determined following the end of fiscal 2012 based on the following factors and their corresponding weightings:

•

the Company’s net loss before amortization of acquisition-related intangibles, restructuring and impairments, stock-based compensation expense, change in fair value of derivative liability and warrants, non-cash interest expense, other unusual charges and any tax effects related to these items for fiscal 2012 as compared to the established target – 40%

•

the executive’s achievement of individual, measurable objectives during fiscal 2012 as determined by the Committee for all executives with the exception of the chief executive officer, who is evaluated by the Board of Directors – 40%

•	the executive’s overall contribution during fiscal 2012 towards the achievement of the Company’s financial and non-financial objectives (subjective performance measure) – 20%

The following table sets forth each executive officer’s target cash incentive for fiscal 2012:

Executive Officer	Title	Target Incentive as % of Base Salary	Target Incentive
Daniel P. McGahn	President and Chief Executive Officer	100%	$500,000
David A. Henry	Senior Vice President, Chief Financial Officer and Treasurer	50%	$156,000
Timothy D. Poor	Executive Vice President, Windtec Solutions	75%	$228,750
James F. Maguire	Executive Vice President, Gridtec Solutions	75%	$221,250
Susan J. DiCecco	Senior Vice President, Corporate Administration	50%	$125,000

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 27, 2012, the Company held its Annual Meeting at which the Company’s stockholders took the following actions:

1. The Company’s stockholders elected the following directors to its board:

DIRECTOR	VOTES FOR	VOTES WITHHELD
Vikram S. Budhraja	21,942,088	622,897
Richard Drouin	21,921,426	643,559
Pamela F. Lenehan	22,032,128	532,857
Daniel P. McGahn	22,071,256	493,729
David R. Oliver, Jr.	22,018,688	546,297
John B. Vander Sande	21,531,477	1,033,508
John W. Wood, Jr.	22,023,475	541,510

There were 20,450,488 broker non-votes for each director.

2. The Company’s stockholders voted to approve amendments to the Company’s 2007 Stock Incentive Plan to add 7,500,000 shares to the total number of shares available for issuance under the plan and to decrease the existing fungible share ratio for future awards by a vote of 18,419,878 shares of common stock for, 4,003,465 shares of common stock against and 141,642 shares of common stock abstaining. There were 20,450,488 broker non-votes on this matter.

3. The Company’s stockholders voted to approve the issuance by the Company of all shares of the Company’s common stock issuable upon conversion of the Company’s 7.0% Senior Convertible Notes (including those notes we have the right to require the purchaser thereof to purchase on October 4, 2012 upon satisfaction of certain conditions) or otherwise (including in connection with the payment of interest or principal thereof) and upon exercise of the warrants to purchase shares of common stock issued to the purchasers of such notes by a vote of 21,349,508 shares of common stock for, 1,033,459 shares of common stock against and 182,018 shares of common stock abstaining. There were 20,450,488 broker non-votes on this matter.

4. The Company’s stockholders voted to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year by a vote of 42,092,859 shares of common stock for, 677,932 shares of common stock against and 244,682 shares of common stock abstaining.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1.	2007 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: July 27, 2012	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Stock Incentive Plan, as amended.